UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2021, DURECT Corporation (“DURECT”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”) in connection with an underwritten public offering (the “Offering”) of 17,708,333 shares (the “Firm Shares”) of DURECT’s common stock, $0.0001 par value per share (the “Common Stock”). The Underwriter has agreed to purchase the Firm Shares from DURECT at a price of $2.2386 per share. Under the terms of the Underwriting Agreement, DURECT granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 2,656,249 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) at the same price per share as the Firm Shares.

The net proceeds to DURECT from the Offering, excluding any exercise by the Underwriter of its 30-day option to purchase any of the Option Shares, are expected to be approximately $39.6 million before deducting estimated offering expenses payable by DURECT. DURECT intends to use the proceeds from the Offering primarily for general corporate purposes, which may include clinical trials, research and development activities, capital expenditures, and selling, general and administrative costs.

The offering is being made pursuant to DURECT’s registration statement on Form S-3 (File No. 333-226518), previously filed with the Securities and Exchange Commission (“SEC”) on September 28, 2018, and declared effective by the SEC on October 9, 2018, and a prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties and covenants by DURECT, customary conditions to closing, indemnification obligations of DURECT and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Orrick, Herrington & Sutcliffe LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01	Other Events.

On February 4, 2021, DURECT issued a press release announcing it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 3, 2021, by and between DURECT Corporation and Cantor Fitzgerald & Co.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1).

99.1	Press Release, dated February 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: February 5, 2021	By:	/s/ Michael H. Arenberg
Michael H. Arenberg
Chief Financial Officer